Exhibit 99.1

                     UnionBanCal Corporation Reports Record
                   Income from Continuing Operations for 2005

    SAN FRANCISCO--(BUSINESS WIRE)--Jan. 20, 2006--UnionBanCal
Corporation (NYSE:UB)

    2005 Highlights:

    -- Record income from continuing operations of $730.6 million and record diluted earnings per share from continuing operations of $4.94

    -- Net interest margin expansion of 14 basis points, to 4.31 percent

    --  Record revenue from continuing operations of $2.6 billion

    --  Strong year-end capital levels, with tangible equity ratio at
        8.31 percent

    -- Excellent asset quality metrics, including 59 percent reduction in nonperforming assets and year-end nonperforming assets to total assets ratio of 0.12 percent

    Fourth Quarter 2005 Highlights:

    -- Diluted earnings per share from continuing operations, excluding loss on securities portfolio rebalancing, of $1.26, up 7 percent from fourth quarter 2004

    -- Net interest margin expansion of 27 basis points compared with fourth quarter 2004, to 4.42 percent

    --  Strong loan and deposit growth compared with fourth quarter
        2004

        --  Average total loans up 18 percent

        --  Average commercial loans up 21 percent

        --  Average residential mortgage loans up 21 percent

        --  Average commercial mortgage loans up 11 percent

        --  Average total deposits up 6 percent

        --  Average noninterest bearing deposits up 5 percent

    -- Annualized average all-in cost of funds was 1.12 percent for the quarter

    -- Average noninterest bearing deposits were 47.9 percent of average total deposits

    -- Sold international correspondent banking business to Wachovia Bank, recognizing $147.4 million after-tax gain on sale

    -- Rebalanced investment securities portfolio for diversification purposes, recognizing a $22.9 million after-tax loss on sale, which is expected to be more than offset by incremental interest income in 2006 through 2008

    UnionBanCal Corporation (NYSE: UB) today reported fourth quarter 2005 net income of $308.5 million, or $2.09 per diluted common share, and income from continuing operations of $162.2 million, or $1.10 per diluted common share. Net income from discontinued operations was $146.3 million, or $0.99 per diluted common share. Results from discontinued operations were comprised of a net loss from discontinued operations of $1.1 million and an after-tax gain on the sale of the international banking business of $147.4 million. Excluding an after-tax loss on the sale of securities of $22.9 million, or $0.16 per diluted common share, related to the rebalancing of the Company's securities portfolio, fourth quarter income from continuing operations was $185.1 million, or $1.26 per diluted common share.
    For the full year 2005, the Company reported net income of $862.9 million, or $5.84 per diluted common share, and income from continuing operations of $730.6 million, or $4.94 per diluted common share. For the full year 2004, the Company reported net income of $732.5 million, or $4.87 per diluted common share, and income from continuing operations of $710.1 million, or $4.72 per diluted common share. For the full year 2004, the Company reported operating net income of $677.9 million, or $4.51 per diluted common share, and operating income from continuing operations of $655.4 million, or $4.36 per diluted common share. Operating income from continuing operations for 2004 excluded an after-tax gain of $58 million, or $0.39 per diluted common share, on the sale of the Company's merchant card portfolio; an after-tax gain of $5 million, or $0.04 per diluted common share, on the sale of real property; and an $8 million, or $0.06 per diluted common share, adjustment to state income tax.
    "I am pleased with our fourth quarter and full-year performance," stated Takashi Morimura, President and Chief Executive Officer. "During 2005, the strength of our business model was evident from the strong core earnings growth and return on equity we reported today. These results enabled us to return a significant amount of capital to shareholders in 2005. We increased our common stock dividend by 14 percent in April, declaring $230 million in regular dividends for the year, and we repurchased $389 million of common stock. Despite this significant return of capital, we enter the new year with strong capital levels, as evidenced by a year-end tangible equity ratio of
8.31 percent."
    "We continue to execute our strategic initiatives and to generate strong financial results," added Chief Operating Officer Philip Flynn. "Adjusting for the impact of the investment securities portfolio rebalance, our fourth quarter results were in line with the forecast we provided on October 21. With the rebalancing of our portfolio, we believe our revenue stream will be enhanced, while reducing our concentration risk and maintaining the short duration of the portfolio.
    "I am particularly pleased with the loan growth and strong net interest margin we generated during the fourth quarter. Credit quality throughout the loan portfolio remains healthy. Looking to 2006, we are well-positioned to continue to participate in the expansion of the California economy across all our business lines."

    Portfolio Rebalancing

    During the fourth quarter of 2005, the Company implemented a strategic rebalancing of its securities portfolio, selling approximately $1 billion of agency debentures with the intent of reinvesting the proceeds primarily into "AAA"-rated non-agency mortgage-backed securities. The sales were completed during the fourth quarter of 2005, and the redeployment of proceeds is anticipated to be completed during the first quarter of 2006. It is expected that the overall duration of the securities portfolio will be largely unaffected by the rebalancing.
    The rebalancing of the securities portfolio is expected to reduce the Company's concentration in agency securities from approximately 81 percent of the portfolio at September 30, 2005, to approximately 64 percent by the end of 2006, while at the same time increasing the Company's concentration in non-agency mortgage-backed securities from zero to an estimated 10 percent in the same period, bringing the Company's securities portfolio distribution into closer alignment with that of peer banks. The pre-tax loss of approximately $36.8 million recognized in fourth quarter 2005 is expected to be offset by incremental interest income of an estimated $26 million in 2006, an estimated $17 million in 2007, and an estimated $8 million in 2008.

    Discontinued Operations

    On September 22, 2005, the Company announced the signing of a definitive agreement to sell its international correspondent banking business (the Business) to Wachovia Bank, N.A. The principal legal closing of the transaction took place on October 6, 2005, with the Company receiving $245 million in cash from Wachovia. The Company is continuing to operate the Business over a transition period which will extend into the second quarter of 2006, during which time it is expected that the majority of the Company's international correspondent bank customers will transfer to Wachovia.
    Under the terms of the transaction, the Company earned the base purchase price of $245 million during fourth quarter 2005, based on certain negotiated business retention standards. The Company may also earn a contingent payment not to exceed $45 million, based on the results of conversion of the Business's customer base to Wachovia. Any such contingent payment will be earned and paid in cash to the Company in the second quarter of 2006.
    The Company will continue to operate the Business during the transition period, and expects its exit from international correspondent banking to be complete in the second quarter of 2006. As customers are transferred to Wachovia during the coming months, the Company's international correspondent banking revenue will decline. International correspondent banking expenses will also decline, though not necessarily at the same rate as revenue. Commencing in third quarter 2005, all results of the international correspondent banking business have been reported as discontinued operations.
    The Company recorded an after-tax expense of $15.4 million, or $0.10 per fully diluted share, in the third quarter of 2005, primarily reflecting severance costs associated with the transaction. In the fourth quarter of 2005, the Company recorded an after-tax gain on the transaction of approximately $147.4 million, or $1.00 per fully diluted share, and a net loss from discontinued operations of $1.1 million, or $0.01 per fully diluted common share.
    The transaction has been accounted for as a discontinued operation and all prior periods have been restated to reflect this accounting treatment. All of the assets and liabilities of the discontinued operations have been separately identified on the consolidated balance sheets (see Exhibit 7) and the average net assets or liabilities of the discontinued operations are reflected in the analysis of net interest margin (see Exhibits 9 and 10).
    Hereafter, in this press release, all financial results references are for continuing operations only.

    Fourth Quarter Total Revenue From Continuing Operations

    For fourth quarter 2005, total revenue (taxable-equivalent net interest income plus noninterest income) was $665.2 million, an increase of $23.9 million, or 3.7 percent, compared with total revenue of $641.3 million in fourth quarter 2004. Net interest income increased 12.3 percent, and noninterest income decreased 13.6 percent. Excluding the $36.8 million fourth quarter 2005 loss on the sale of securities discussed above, total revenue increased $60.7 million, or
9.5 percent, with net interest income increasing 12.3 percent and noninterest income increasing 3.7 percent. Compared with third quarter 2005, total revenue decreased 1.8 percent, with net interest income increasing 3.6 percent, and noninterest income decreasing 13.6 percent. Excluding the loss on the sale of securities in fourth quarter 2005, total revenue in sequential quarters increased 3.6 percent, with net interest income increasing 3.6 percent and noninterest income increasing 3.8 percent.

    Fourth Quarter Net Interest Income (Taxable-equivalent) From
Continuing Operations

    Net interest income was $481.8 million in fourth quarter 2005, up $52.9 million, or 12.3 percent, from the same quarter a year ago, primarily due to strong growth in loans and deposits.
    Average earning assets increased $2.2 billion, or 5.5 percent, primarily due to a $5.1 billion, or 18.0 percent, increase in average loans, and a $2.8 billion, or 23.5 percent, decrease in average securities. Average commercial loans increased $2.1 billion, or 21.5 percent; average residential mortgages increased $2.0 billion, or 21.5 percent; and average commercial mortgages increased $0.5 billion, or
10.7 percent.
    Compared to fourth quarter 2004, average noninterest bearing deposits increased $0.8 billion, or 4.6 percent. Average title and escrow deposits increased $66.9 million, or 2.2 percent. Average noninterest bearing deposits represented 47.9 percent of average total deposits in fourth quarter 2005. The annualized average all-in cost of funds was 1.12 percent, reflecting the Company's strong average deposit-to-loan ratio of 121 percent and the high proportion of noninterest bearing deposits to total deposits.
    The average yield on earning assets of $43.5 billion was 5.51 percent, up 79 basis points over fourth quarter last year, with the average loan yield increasing 63 basis points. The average rate on interest bearing liabilities of $23.1 billion was 2.05 percent, up 98 basis points, reflecting higher short-term interest rates compared with fourth quarter 2004. Average interest bearing deposits were $21.0 billion and the weighted average rate was 1.84 percent. The net interest margin in fourth quarter 2005 was 4.42 percent, compared with
4.15 percent in fourth quarter 2004, an increase of 27 basis points. On a sequential quarter basis, net interest income increased $16.6 million, or 3.6 percent. Average earning assets increased 0.2 percent, primarily due to a $1.1 billion, or 3.4 percent, increase in average loans, and a decrease in average securities of $0.9 billion, or 9.4 percent. Average commercial loans increased $0.5 billion, or 4.7 percent, and average residential mortgages increased $0.4 billion, or
3.5 percent. Average noninterest bearing deposits decreased $124 million, or 0.6 percent, primarily due to a $361 million decrease in title and escrow deposits. The average yield on earning assets increased 30 basis points and the average rate on interest bearing liabilities increased 29 basis points. The net interest margin increased 15 basis points to 4.42 percent, primarily due to higher short-term interest rates and higher loan fees as compared with third quarter.

    Fourth Quarter Noninterest Income From Continuing Operations

    In fourth quarter 2005, noninterest income was $183.4 million, down $29.0 million, or 13.6 percent, from the same quarter a year ago. Excluding the $36.8 million loss on the sale of securities described above, fourth quarter noninterest income was $220.2 million, up $7.8 million, or 3.7 percent, from the same quarter a year ago. Service charges on deposit accounts decreased $2.2 million, or 2.7 percent, primarily due to lower account analysis fees, stemming from an increase in the earnings credit rate on deposit balances, partially offset by a change in the overdraft and NSF fee structure. Trust and investment management fees increased $5.1 million, or 12.3 percent, primarily due to an increase in trust assets. Merchant banking fees decreased $4.5 million, or 35.4 percent, primarily due to a lower volume of syndications completed compared with fourth quarter 2004, which contained an unusually high volume of syndications. Securities gains (losses), net, reflected a $36.8 million loss on the sale of $1 billion of agency debentures associated with the strategic rebalancing of the Company's securities portfolio. This compares with a loss on the sale of securities in fourth quarter 2004 of $13.7 million.
    Compared with third quarter 2005, fourth quarter 2005 noninterest income decreased $28.8 million, or 13.6 percent, and, excluding the loss on the sale of securities, increased $8.0 million, or 3.8 percent. Service charges on deposit accounts decreased $4.8 million, or 5.6 percent, primarily due to lower account analysis fees stemming from an increase in the earnings credit rate on deposit balances. Trust and investment management fees increased $3.0 million, or 6.8 percent, and insurance commissions increased $1.9 million, or 10.8 percent.

    Fourth Quarter Noninterest Expense From Continuing Operations

    Noninterest expense for fourth quarter 2005 was $429.2 million, an increase of $40.4 million, or 10.4 percent, over fourth quarter 2004. Salaries and employee benefits expense increased $16.2 million, or 7.5 percent, primarily due to annual merit increases and higher performance-related incentive expense. Net occupancy expense increased $6.8 million, or 20.0 percent, primarily due to charges associated with the consolidation of offices in San Francisco. Professional services expense decreased $5.6 million, or 37.4 percent, primarily due to lower consulting and legal expenses and a recovery of legal fees in fourth quarter 2005. Outside services expense increased $18.1 million, or 79.2 percent, primarily due to higher cost of services related to title and escrow balances, stemming from a higher earnings credit rate and higher balances in fourth quarter 2005. Intangible asset amortization expense was $5.0 million, versus $5.7 million in fourth quarter 2004. The provision for off-balance sheet commitments in fourth quarter 2005 was $5.0 million, compared with none in fourth quarter 2004.
    Compared with third quarter 2005, noninterest expense increased $32.5 million, or 8.2 percent. Salaries and employee benefits expense decreased $3.6 million, or 1.5 percent, primarily due to a decrease in incentive expense, and an actuarial adjustment for post-employment liabilities. Net occupancy expense increased $6.7 million, or 19.5 percent, primarily due to charges associated with the consolidation of offices in San Francisco. Outside services expense increased $12.4 million, or 43.5 percent, primarily due to higher cost of services related to title and escrow balances, stemming from a higher earnings credit rate. The provision for off-balance sheet commitments in fourth quarter 2005 was $5.0 million, compared with none in third quarter 2005.

    Income Tax Expense From Continuing Operations

    The effective tax rate for fourth quarter 2005 was 33.8 percent, compared with an effective tax rate of 33.6 percent for fourth quarter 2004 and an effective tax rate of 31.7 percent for third quarter 2005. Third quarter 2005 income tax expense included a $5.9 million credit primarily related to the adjustment of California taxes to reflect tax returns filed on the worldwide unitary method, and $3.1 million in California Enterprise Zone credits.
    The effective tax rate for the full year 2005 was 32.8 percent, compared with 34.9 percent on an operating basis for the full year 2004. The decrease in the effective tax rate in 2005 was due primarily to a reduction in reserves of $10.0 million for estimated amounts owed to the Internal Revenue Service with respect to certain leveraged leasing transactions, a $4.1 million reduction to income tax expense related to the adjustment of California taxes to reflect tax returns filed on the worldwide unitary method, and $3.1 million of California Enterprise Zone credits for which the Company became eligible in 2005.

    Full Year Results From Continuing Operations

    Total revenue for 2005 was $2.6 billion, up 4.2 percent compared with total revenue on a reported basis for prior year. Net interest income increased 13.3 percent, and noninterest income decreased 11.8 percent, primarily due to non-recurring gains in 2004. Total revenue for 2005 increased 8.6 percent compared with total revenue on an operating basis for prior year, with net interest income increasing
13.3 percent and noninterest income decreasing 0.8 percent due to the $36.8 million loss on the sale of securities recorded in fourth quarter 2005.
    Net interest income was $1.8 billion in 2005, a $215.7 million, or
13.3 percent, increase from prior year, reflecting strong growth in loans and deposits and higher short-term interest rates in 2005 as compared with 2004. Compared with prior year, the net interest margin increased 14 basis points, to 4.31 percent.
    Noninterest income on a reported basis in 2005 was $804.8 million, a decrease of $108.0 million, or 11.8 percent, compared with 2004 noninterest income of $912.8 million. Excluding the fourth quarter 2005 loss on the sale of securities of $36.8 million, noninterest income in 2005 increased $30.3 million, or 3.7 percent, compared with noninterest income on an operating basis in 2004 of $811.3 million (which excluded a $93 million gain on the sale of the Company's merchant card portfolio and a $9 million gain on the sale of real property). Service charges on deposit accounts decreased $11.3 million, or 3.4 percent, primarily due to lower account analysis fees stemming from a higher earnings credit rate in 2005, partially offset by higher deposit balances and a change in the overdraft and NSF fee structure. Trust and investment management fees increased $20.4 million, or 13.3 percent, primarily due to an increase in trust assets. Card processing fees, net, decreased $9.0 million primarily due to the May 31, 2004, sale of the Company's merchant card portfolio.
    For 2005, noninterest expense increased $133.7 million, or 9.1 percent, over 2004. Salaries and employee benefits expense increased $85.6 million, or 10.1 percent, primarily due to higher employee count associated with recent acquisitions, merit increases, higher performance-related incentive expense, higher health insurance expense and higher pension expense. Net occupancy expense increased $13.6 million, or 10.6 percent, primarily due to charges associated with the consolidation of offices in San Francisco. Outside services expense increased $42.2 million, or 56.3 percent, primarily due to higher cost of services related to title and escrow balances, stemming from a higher earnings credit rate and higher balances in 2005. Intangible asset amortization expense was $19.9 million, compared with $19.5 million in prior year.

    Credit Quality

    Nonperforming assets at December 31, 2005, were $62 million, or
0.12 percent of total assets. This compares with $38 million, or 0.07 percent of total assets at September 30, 2005, and $150 million, or
0.31 percent of total assets, at December 31, 2004. Nonperforming assets declined 59 percent between December 31, 2004, and December 31, 2005.
    In fourth quarter 2005, the total provision for credit losses was negative $5.0 million. The total provision for credit losses was negative $15.0 million in third quarter 2005 and negative $16.7 million in fourth quarter 2004. The total provision for credit losses in fourth quarter 2005 consisted of a provision for loan losses of negative $10.0 million and a provision for off-balance sheet commitments (classified in noninterest expense) of $5.0 million. In fourth quarter 2005, net charge-offs were $3 million, compared with net charge-offs of $16 million in third quarter 2005, and net recoveries of $4 million in fourth quarter 2004.
    For the full year 2005, the total provision for credit losses was negative $46.7 million, compared with negative $45.8 million in 2004. The total provision for credit losses in 2005 consisted of a provision for loan losses of negative $50.7 million and a provision for off-balance sheet commitments (classified in noninterest expense) of $4.0 million.
    At December 31, 2005, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.32 percent and 743.6 percent, respectively. These ratios were 1.39 percent and 1272.3 percent, respectively, at September 30, 2005, and 1.65 percent and 337.7 percent, respectively, at December 31, 2004.

    Balance Sheet and Capital Ratios

    At December 31, 2005, the Company had total assets of $49.4 billion. Total loans were $33.1 billion and total deposits were $40.1 billion, resulting in a period-end deposit-to-loan ratio of 121.1 percent. At period-end, total stockholders' equity was $4.6 billion, the tangible equity ratio was 8.31 percent, and the ratio of tangible common equity to risk-weighted assets was 8.93 percent. Book value per share at December 31, 2005, was $31.62, up 9.3 percent from a year earlier. The Company's Tier I and total risk-based capital ratios at period-end were 9.18 percent and 11.11 percent, respectively.

    Stock Repurchases

    During fourth quarter 2005, the Company repurchased 886,200 shares of common stock at a total price of $59.7 million, or $67.42 per repurchased share. For full year 2005, the Company repurchased 6.4 million shares of common stock at a total cost of $389.1 million, or $60.51 per repurchased share. At December 31, 2005, the Company was authorized by its Board of Directors to repurchase an additional $102 million of common stock.
    Common shares outstanding at December 31, 2005, were 144.2 million, a decrease of 4.2 million shares, or 2.8 percent, from one year earlier, primarily reflecting shares repurchased.

    First Quarter and Full Year 2006 Earnings Per Share Forecast

    The Company currently estimates that first quarter 2006 fully diluted earnings per share from continuing operations will be in the range of $1.19 to $1.24, including estimated stock option expense of $0.03 per share and an estimated total provision for credit losses of negative $5 million. In addition, the Company expects to record a net loss from discontinued operations of approximately $0.05 per diluted common share. Therefore, net income per diluted common share is expected to be in the range of $1.14 to $1.19.
    For full year 2006, the Company currently estimates that fully diluted earnings per share from continuing operations will be in the range of $5.30 to $5.50, including estimated stock option expense of $0.10 per share and an estimated total provision for credit losses of $20 million. In addition, the Company expects to record a net loss from discontinued operations of approximately $0.08 per diluted common share. Therefore, net income per diluted common share is expected to be in the range of $5.22 to $5.42.

    Use of Non-GAAP Financial Measures

    This press release contains certain references to operating earnings, and other financial measures identified as being stated on "an operating basis" or qualified by the word "operating" or that exclude a loss on the sale of securities related to the rebalancing of the Company's securities portfolio, that include adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Operating earnings, as used herein, differ from net income reported under GAAP in that operating earnings exclude unusual or non-recurring charges, losses, credits or gains. Similarly, other financial measures that are identified herein as being stated on "an operating basis" or qualified by the word "operating" exclude these unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For a detailed reconciliation of data presented on an operating basis to GAAP financial measures, please refer to Exhibits 5 and 6 accompanying this press release.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings guidance, the intent, timing and effect of the sale and redeployment of proceeds of agency debentures, the Company's strategic initiatives, the Company's participation in the expansion of the California economy, and the transition and financial impact of the sale of the international correspondent banking business.
    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs due to hurricanes; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; competition in the banking and financial services industries; adverse effects of current and future banking laws, rules and regulations and their enforcement, or governmental fiscal or monetary policies; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; the Company's ability to transition international correspondent bank customers; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.
    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling
(415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review fourth quarter results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on January 20, 2006. Interested parties calling from locations within the United States should call 888-428-4480 (612-288-0318 from outside the United States) 10 minutes prior to the beginning of the conference.
    A live webcast of the call will be available at http://www.uboc.com. Simply follow the links to the Investor Relations section of the website. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.
    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), January 20, through 11:59 PM Pacific Time, January 27 (2:59 AM Eastern Time, January 28). The reservation number for this playback is 808873.
    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $49.4 billion at December 31, 2005. Its primary subsidiary, Union Bank of California, N.A., had 319 banking offices in California, Oregon and Washington, and 20 international facilities, at December 31, 2005.





                               Exhibit 1

             UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)


                                                     Percent Change
                                                            to
On a Reported            As of and for                 December 31,
Earnings             the Three Months Ended             2005  from
Basis (1) :
--------------------------------------------------- -----------------
(Dollars in
 thousands,
 except per     Dec. 31,    Sept. 30,    Dec. 31,  Dec. 31,  Sept. 30,
share data)       2004         2005         2005      2004     2005
------------------------- ------------ ------------ -------- --------
Results of
 operations:
Net interest
 income (2)     $428,899     $465,193     $481,828    12.34%    3.58%
Noninterest
 income          212,389      212,188      183,420  (13.64%) (13.56%)
             ------------ ------------ ------------
Total revenue    641,288      677,381      665,248     3.74%  (1.79%)
Noninterest
 expense (3)     388,838      396,696      429,198    10.38%    8.19%
Reversal of
 allowance
 for loan
 losses          (16,719)     (15,000)     (10,000) (40.19%) (33.33%)
             ------------ ------------ ------------
Income from
 continuing
 operations
 before
 income
 taxes (2)       269,169      295,685      246,050   (8.59%) (16.79%)
Taxable-
 equivalent
 adjustment        1,128        1,051        1,228     8.87%   16.84%
Income tax
 expense          89,944       93,388       82,657   (8.10%) (11.49%)
             ------------ ------------ ------------
Income from
 continuing
 operations      178,097      201,246      162,165   (8.95%) (19.42%)
(Loss)/Income
 from
 discontinued
 operations        2,415      (15,961)     146,324      nm       nm
             ------------ ------------ ------------
Net income      $180,512     $185,285     $308,489    70.90%   66.49%
             ============ ============ ============

Per common
 share:
Basic earnings:
  From continuing
   operations      $1.20        $1.39        $1.12   (6.67%) (19.42%)
  Net income        1.22         1.28         2.14    75.41%   67.19%
Diluted earnings:
  From continuing
   operations       1.18         1.36         1.10   (6.78%) (19.12%)
  Net income        1.19         1.26         2.09    75.63%   65.87%
Dividends (4)       0.36         0.41         0.41    13.89%    0.00%
Book value
(end of period)    28.93        30.07        31.62     9.30%    5.15%
Common shares
 outstanding
(end of
 period)     148,359,918  144,584,972  144,207,072   (2.80%)  (0.26%)
Weighted
 average
 common
 shares
 outstanding
 - basic     148,421,593  144,459,465  144,466,374   (2.66%)    0.00%
Weighted
average
common
shares
outstanding
- diluted    151,513,258  147,613,377  147,385,734   (2.72%)  (0.15%)

Balance sheet
 (end of period):
Total
 assets (9)  $48,098,021  $51,298,842  $49,382,746     2.67%  (3.74%)
Total loans   29,109,415   32,004,747   33,095,595    13.69%    3.41%
Nonaccrual
 loans           142,573       34,980       58,892  (58.69%)   68.36%
Nonperforming
 assets          149,855       37,507       61,645  (58.86%)   64.36%
Total
 deposits     38,719,506   41,648,355   40,082,239     3.52%  (3.76%)
Medium
 and long-term
 debt            816,113      806,353      801,095   (1.84%)  (0.65%)
Junior
 subordinated
 debt             15,790       15,451       15,338   (2.86%)  (0.73%)
Stockholders'
 equity        4,292,244    4,346,956    4,559,700     6.23%    4.89%

Balance sheet
 (period
 average):
Total assets $45,578,404  $48,212,029  $48,406,487     6.20%    0.40%
Total loans   28,190,340   32,177,816   33,260,944    17.99%    3.37%
Earning
 assets       41,203,535   43,371,177   43,451,686     5.46%    0.19%
Total
 deposits     37,828,870   40,293,528   40,253,861     6.41%  (0.10%)
Stockholders'
 equity        4,246,844    4,275,122    4,488,396     5.69%    4.99%

Financial ratios:
Return on average
 assets (5) :
  From continuing
   operations       1.55%        1.66%        1.33%
  Net income        1.58%        1.52%        2.53%
Return on average
 stockholders'
 equity (5) :
  From continuing
   operations      16.68%       18.68%       14.33%
  Net income       16.91%       17.19%       27.27%
Efficiency
 ratio (6)         60.53%       59.07%       63.77%
Net interest
 margin (2)         4.15%        4.27%        4.42%
Dividend
 payout ratio      30.00%       29.50%       36.61%
Tangible
 equity ratio       7.94%        7.57%        8.31%
Tier 1 risk-
 based capital
 ratio (7)(9)       9.71%        8.88%        9.18%
Total risk-based
 capital
 ratio (7)(9)      12.17%       10.86%       11.11%
Leverage
 ratio (7)(9)       8.09%        7.96%        8.39%
Allowance for
 credit losses
 to total
 loans (8)          1.65%        1.39%        1.32%
Allowance for
 credit
 losses to
 nonaccrual
 loans (8)        337.74%     1272.29%      743.58%
Net loans
 charged off
 (recovered)
 to average
 total
 loans (5)         -0.06%        0.20%        0.03%
Nonperforming assets
 to total loans,
 foreclosed assets,
 and distressed
 loans held
 for sale           0.51%        0.12%        0.19%
Nonperforming
 assets
 to total
 assets (9)         0.31%        0.07%        0.12%


On an Operating Earnings from Continuing Operations Basis (1) :
-----------------------------------------------------------
Selected financial data on continuing operations on an operating earnings basis (see bottom of exhibit 5 for non-recurring items):


Operating earnings
 per common share
 (basic)           $1.20        $1.39        $1.12
Operating earnings
 per common share
 (diluted)         $1.18        $1.36        $1.10
Operating return
 on average
 assets (5)         1.55%        1.66%        1.33%
Operating return
 on average
 stockholders'
 equity (5)        16.68%       18.68%       14.33%
Operating
 efficiency
 ratio (6)         60.53%       59.07%       63.77%
Operating
 dividend
 payout
 ratio             30.00%       29.50%       36.61%
-----------------------------------------------------------

(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect discontinued operations. Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.

(2)  Taxable-equivalent basis.

(3) Included in noninterest expense at December 31, 2005 was a $5 million provision for off-balance sheet commitments.

(4) Dividends per share reflect dividends declared on UnionBanCal
Corporation's common stock outstanding as of the declaration date.

(5)  Annualized.

(6) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income and is calculated for continuing operations only.

(7) Estimated as of December 31, 2005. The regulatory capital and leverage ratios were not restated and therefore include discontinued operations.

(8) The allowance for credit losses ratios include the allowance for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.

(9) End of period total assets and assets used in calculating these ratios include those of discontinued operations.

nm = not meaningful



                               Exhibit 2

              UnionBanCal Corporation and Subsidiaries
                  Financial Highlights (Unaudited)


                                                             Percent
                                                              Change
                                                                to
On a Reported Earnings            As of and for the Twelve   Dec. 31,
Basis (1) :                              Months Ended          2005
                                                               from
--------------------------------- ------------------------- ---------
                                     Dec. 31,   Dec. 31,    Dec. 31,
(Dollars in thousands, except per
 share data)                           2004        2005       2004
---------------------------------------------- ------------ --------
Results of operations:
Net interest income (2)            $1,627,761   $1,843,466    13.25%
Noninterest income                    912,823      804,787  (11.84%)
                                  ------------ ------------
Total revenue                       2,540,584    2,648,253     4.24%
Noninterest expense (3)             1,473,589    1,607,246     9.07%
Reversal of allowance for loan
 losses                               (45,757)     (50,683)   10.77%
                                  ------------ ------------
Income from continuing operations
 before income taxes (2)            1,112,752    1,091,690   (1.89%)
Taxable-equivalent adjustment           3,745        4,352    16.21%
Income tax expense                    398,933      356,698  (10.59%)
                                  ------------ ------------
Income from continuing operations     710,074      730,640     2.90%
(Loss)/Income from discontinued
 operations                            22,460      132,293   489.02%
                                  ------------ ------------
Net income                           $732,534     $862,933    17.80%
                                  ============ ============

Per common share:
Basic earnings:
  From continuing operations            $4.81        $5.04     4.78%
  Net income                             4.96         5.95    19.96%
Diluted earnings:
  From continuing operations             4.72         4.94     4.66%
  Net income                             4.87         5.84    19.92%
Dividends (4)                            1.39         1.59    14.39%
Book value (end of period)              28.93        31.62     9.30%
Common shares outstanding
(end of period)                   148,359,918  144,207,072   (2.80%)
Weighted average common shares
 outstanding - basic              147,767,238  145,109,058   (1.80%)
Weighted average common shares
 outstanding - diluted            150,302,831  147,791,565   (1.67%)

Balance sheet (end of period):
Total assets (8)                  $48,098,021  $49,382,746     2.67%
Total loans                        29,109,415   33,095,595    13.69%
Nonaccrual loans                      142,573       58,892  (58.69%)
Nonperforming assets                  149,855       61,645  (58.86%)
Total deposits                     38,719,506   40,082,239     3.52%
Medium and long-term debt             816,113      801,095   (1.84%)
Junior subordinated debt               15,790       15,338   (2.86%)
Stockholders' equity                4,292,244    4,559,700     6.23%

Balance sheet (period average):
Total assets                      $43,158,714  $47,610,818    10.32%
Total loans                        26,047,852   31,452,606    20.75%
Earning assets                     39,033,107   42,796,688     9.64%
Total deposits                     36,006,833   39,543,986     9.82%
Stockholders' equity                4,050,202    4,280,085     5.68%

Financial ratios:
Return on average assets:
  From continuing operations             1.65%        1.53%
  Net income                             1.70%        1.81%
Return on average stockholders'
 equity:
  From continuing operations            17.53%       17.07%
  Net income                            18.09%       20.16%
Efficiency ratio (5)                    57.95%       60.75%
Net interest margin (2)                  4.17%        4.31%
Dividend payout ratio                   28.90%       31.55%
Tangible equity ratio                    7.94%        8.31%
Tier 1 risk-based capital
 ratio (6) (8)                           9.71%        9.18%
Total risk-based capital
 ratio (6) (8)                          12.17%       11.11%
Leverage ratio (6) (8)                   8.09%        8.39%
Allowance for credit losses to
 total loans (7)                         1.65%        1.32%
Allowance for credit losses to
 nonaccrual loans (7)                  337.74%      743.58%
Net loans charged off (recovered)
 to average total loans                  0.09%       -0.01%
Nonperforming assets to total loans,
 foreclosed assets, and distressed
 loans held for sale                     0.51%        0.19%
Nonperforming assets to total
 assets (8)                              0.31%        0.12%

On an Operating Earnings from Continuing
 Operations Basis (1):
-----------------------------------------------------------
Selected financial data on continuing operations on an operating earnings basis (see bottom of exhibit 6 for non-recurring items):

Operating earnings per common
 share (basic)                          $4.44        $5.04
Operating earnings per common
 share (diluted)                        $4.36        $4.94
Operating return on average
 assets                                  1.52%        1.53%
Operating return on average
 stockholders' equity                   16.18%       17.07%
Operating efficiency ratio (5)          60.37%       60.75%
Operating dividend payout ratio         31.31%       31.55%
------------------------------------------------------------


(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect discontinued operations. Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.

(2)  Taxable-equivalent basis.

(3) Included in noninterest expense at December 31, 2005 was a $4 million provision for off-balance sheet commitments.

(4) Dividends per share reflect dividends declared on UnionBanCal
Corporation's common stock outstanding as of the declaration date.

(5) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income and is calculated for continuing operations only.

(6) Estimated as of December 31, 2005. The regulatory capital and leverage ratios were not restated and therefore include discontinued operations.

(7) The allowance for credit losses ratios include the allowance for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.

(8) End of period total assets and assets used in calculating these ratios include those of discontinued operations.




                               Exhibit 3

               UnionBanCal Corporation and Subsidiaries
     Condensed Consolidated Statements of Income (Unaudited) (1)
                      (Taxable-Equivalent Basis)

                     On a Reported Earnings Basis
----------------------------------------------------------------------


                  For the Three Months Ended   For the Twelve Months
                                                        Ended
                 ----------------------------- -----------------------
 Amounts in
 thousands,
 except per       Dec. 31,  Sept. 30,  Dec. 31,           Dec. 31,
 share data)         2004      2005      2005        2004        2005
---------------- --------- --------- --------- ----------- -----------
Interest Income
  Loans          $376,398  $461,892  $497,046  $1,368,438  $1,802,853
  Securities      106,033    98,056    95,436     427,598     397,775
  Interest
   bearing
   deposits in
   banks            1,471       303     1,244       3,417       2,676
  Federal funds
   sold and
   securities
   purchased
   under resale
   agreements       2,686     6,777     6,129       9,189      20,535
  Trading
   account
   assets           1,050     1,115     1,422       3,778       4,494
                 --------- --------- --------- ----------- -----------
    Total
     interest
     income       487,638   568,143   601,277   1,812,420   2,228,333
                 --------- --------- --------- ----------- -----------

Interest Expense
  Domestic
   deposits        44,686    78,983    91,484     144,879     289,285
  Foreign
   deposits           857     3,813     5,819       1,808      14,066
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements       3,114       294     1,042       6,654      10,372
  Commercial
   paper            3,016     9,394     9,911       6,899      31,672
  Medium and
   long-term
   debt             5,572     8,520     9,695      16,773      32,206
  Trust notes         227       239       238       2,780         953
  Other borrowed
   funds            1,267     1,707     1,260       4,866       6,313
                 --------- --------- --------- ----------- -----------
    Total
     interest
     expense       58,739   102,950   119,449     184,659     384,867
                 --------- --------- --------- ----------- -----------

Net Interest
 Income           428,899   465,193   481,828   1,627,761   1,843,466
  Reversal of
   allowance for
   loan losses
   (2)            (16,719)  (15,000)  (10,000)    (45,757)    (50,683)
                 --------- --------- --------- ----------- -----------
    Net interest
     income after
     reversal of
     allowance
     for loan
     losses       445,618   480,193   491,828   1,673,518   1,894,149
                 --------- --------- --------- ----------- -----------

Noninterest Income
  Service
   charges on
   deposit
   accounts        82,233    84,822    80,030     335,207     323,865
  Trust and
   investment
   management
   fees            41,384    43,500    46,465     153,083     173,518
  Insurance
   commissions     20,024    17,819    19,739      77,874      78,915
  Merchant
   banking fees    12,783    11,257     8,261      39,646      43,898
  Foreign
   exchange
   gains, net       7,795     8,849     8,332      32,004      33,902
  Brokerage
   commissions
   and fees         8,216     5,290     7,171      33,063      30,038
  Card processing
   fees, net        5,246     6,597     6,437      34,147      25,105
  Securities
   losses, net    (13,697)     (320)  (36,750)    (12,085)    (50,039)
  Other            48,405    34,374    43,735     219,884     145,585
                 --------- --------- --------- ----------- -----------
    Total
     noninterest
     income       212,389   212,188   183,420     912,823     804,787
                 --------- --------- --------- ----------- -----------

Noninterest Expense
  Salaries and
   employee
   benefits       216,254   236,124   232,496     848,717     934,354
  Net occupancy    34,203    34,336    41,048     127,720     141,299
  Outside
   services        22,848    28,533    40,942      74,978     117,190
  Equipment        18,482    15,828    18,042      67,839      68,206
  Software         14,555    14,378    15,427      51,877      58,511
  Professional
   services        14,961    11,240     9,369      48,371      45,500
  Communications   10,283    10,808    10,959      42,011      41,909
  Foreclosed
   asset expense
   (income)           685    (3,435)      (29)      1,211      (5,635)
  Provision for
   losses on off-
   balance sheet
   commitments (2)      -         -     5,000           -       4,000
  Other            56,567    48,884    55,944     210,865     201,912
                 --------- --------- --------- ----------- -----------
    Total
     noninterest
     expense      388,838   396,696   429,198   1,473,589   1,607,246
                 --------- --------- --------- ----------- -----------

  Income from
   continuing
   operations
   before income
   taxes          269,169   295,685   246,050   1,112,752   1,091,690
  Taxable-
   equivalent
   adjustment       1,128     1,051     1,228       3,745       4,352
  Income tax
   expense         89,944    93,388    82,657     398,933     356,698

                 --------- --------- --------- ----------- -----------
Income from
 Continuing
 Operations       178,097   201,246   162,165     710,074     730,640
                 --------- --------- --------- ----------- -----------

  Income (loss)
   from
   discontinued
   operations
   before income
   taxes            3,666   (25,612)  227,967      36,339     205,582
  Income tax
   expense
   (benefit)        1,251    (9,651)   81,643      13,879      73,289
                 --------- --------- --------- ----------- -----------
Income (loss)
 from
 Discontinued
 Operations         2,415   (15,961)  146,324      22,460     132,293
                 --------- --------- --------- ----------- -----------
Net Income       $180,512  $185,285  $308,489    $732,534    $862,933
                 ========= ========= ========= =========== ===========

Income from
 continuing
 operations per
 common share -
 basic              $1.20     $1.39     $1.12       $4.81       $5.04
                 ========= ========= ========= =========== ===========
Net Income per
 common share -
 basic              $1.22     $1.28     $2.14       $4.96       $5.95
                 ========= ========= ========= =========== ===========
Income from
 continuing
 operations per
 common share -
 diluted            $1.18     $1.36     $1.10       $4.72       $4.94
                 ========= ========= ========= =========== ===========
Net income per
 common share -
 diluted            $1.19     $1.26     $2.09       $4.87       $5.84
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 basic            148,422   144,459   144,466     147,767     145,109
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 diluted          151,513   147,613   147,386     150,303     147,792
                 ========= ========= ========= =========== ===========


(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations.

(2) Beginning in the quarter ending March 31, 2005, the net change in the allowance for losses on off-balance sheet commitments was recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.



                               Exhibit 4

               UnionBanCal Corporation and Subsidiaries
     Condensed Consolidated Statements of Income (Unaudited) (1)
                      (Taxable-Equivalent Basis)

                  On an Operating Earnings Basis (2)
----------------------------------------------------------------------


                  For the Three Months Ended   For the Twelve Months
                                                       Ended
                 ----------------------------- -----------------------

(Amounts in
 thousands,
 except per       Dec. 31,  Sept.30,  Dec. 31,          Dec. 31,
 share data)        2004      2005     2005        2004        2005
                 --------- --------- --------- ----------- -----------
Interest Income
  Loans          $376,398  $461,892  $497,046  $1,368,438  $1,802,853
  Securities      106,033    98,056    95,436     427,598     397,775
  Interest
   bearing
   deposits in
   banks            1,471       303     1,244       3,417       2,676
  Federal funds
   sold and
   securities
   purchased
   under resale
   agreements       2,686     6,777     6,129       9,189      20,535
  Trading
   account
   assets           1,050     1,115     1,422       3,778       4,494
                 --------- --------- --------- ----------- -----------
    Total
     interest
     income       487,638   568,143   601,277   1,812,420   2,228,333
                 --------- --------- --------- ----------- -----------

Interest Expense
  Domestic
   deposits        44,686    78,983    91,484     144,879     289,285
  Foreign
   deposits           857     3,813     5,819       1,808      14,066
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements       3,114       294     1,042       6,654      10,372
  Commercial
   paper            3,016     9,394     9,911       6,899      31,672
  Medium and
   long-term
   debt             5,572     8,520     9,695      16,773      32,206
  Trust notes         227       239       238       2,780         953
  Other borrowed
   funds            1,267     1,707     1,260       4,866       6,313
                 --------- --------- --------- ----------- -----------
    Total
     interest
     expense       58,739   102,950   119,449     184,659     384,867
                 --------- --------- --------- ----------- -----------

Net Interest
 Income           428,899   465,193   481,828   1,627,761   1,843,466
  Reversal of
   allowance for
   loan losses
   (3)            (16,719)  (15,000)  (10,000)    (45,757)    (50,683)
                 --------- --------- --------- ----------- -----------
    Net interest
     income after
     reversal of
     allowance
     for loan
     losses       445,618   480,193   491,828   1,673,518   1,894,149
                 --------- --------- --------- ----------- -----------

Noninterest Income
  Service charges
   on deposit
   accounts        82,233    84,822    80,030     335,207     323,865
  Trust and
   investment
   management
   fees            41,384    43,500    46,465     153,083     173,518
  Insurance
   commissions     20,024    17,819    19,739      77,874      78,915
  Merchant
   banking fees    12,783    11,257     8,261      39,646      43,898
  Foreign
   exchange
   gains, net       7,795     8,849     8,332      32,004      33,902
  Brokerage
   commissions
   and fees         8,216     5,290     7,171      33,063      30,038
  Card
   processing
   fees, net        5,246     6,597     6,437      34,147      25,105
  Securities
   losses, net    (13,697)     (320)  (36,750)    (12,085)    (50,039)
  Other            48,405    34,374    43,735     118,349     145,585
                 --------- --------- --------- ----------- -----------
    Total
     noninterest
     income       212,389   212,188   183,420     811,288     804,787
                 --------- --------- --------- ----------- -----------

Noninterest Expense
  Salaries and
   employee
   benefits       216,254   236,124   232,496     848,717     934,354
  Net occupancy    34,203    34,336    41,048     127,720     141,299
  Outside
   services        22,848    28,533    40,942      74,978     117,190
  Equipment        18,482    15,828    18,042      67,839      68,206
  Software         14,555    14,378    15,427      51,877      58,511
  Professional
   services        14,961    11,240     9,369      48,371      45,500
  Communications   10,283    10,808    10,959      42,011      41,909
  Foreclosed
   asset expense
   (income)           685    (3,435)      (29)      1,211      (5,635)
  Provision for
   losses on off-
   balance sheet
   commitments
   (3)                  -         -     5,000           -       4,000
  Other            56,567    48,884    55,944     210,865     201,912
                 --------- --------- --------- ----------- -----------
    Total
     noninterest
     expense      388,838   396,696   429,198   1,473,589   1,607,246
                 --------- --------- --------- ----------- -----------

  Income from
   continuing
   operations
   before income
   taxes          269,169   295,685   246,050   1,011,217   1,091,690
  Taxable-
   equivalent
   adjustment       1,128     1,051     1,228       3,745       4,352
  Income tax
   expense         89,944    93,388    82,657     352,066     356,698

                 --------- --------- --------- ----------- -----------
Income from
 Continuing
 Operations       178,097   201,246   162,165     655,406     730,640
                 --------- --------- --------- ----------- -----------

  Income (loss)
   from
   discontinued
   operations
   before income
   taxes            3,666   (25,612)  227,967      36,339     205,582
  Income tax
   expense
   (benefit)        1,251    (9,651)   81,643      13,879      73,289
                 --------- --------- --------- ----------- -----------
Income (loss)
 from
 Discontinued
 Operations         2,415   (15,961)  146,324      22,460     132,293
                 --------- --------- --------- ----------- -----------
Net Income       $180,512  $185,285  $308,489    $677,866    $862,933
                 ========= ========= ========= =========== ===========

Income from
 continuing
 operations per
 common share -
 basic              $1.20     $1.39     $1.12       $4.44       $5.04
                 ========= ========= ========= =========== ===========
Net Income per
 common share -
 basic              $1.22     $1.28     $2.14       $4.59       $5.95
                 ========= ========= ========= =========== ===========
Income from
 continuing
 operations per
 common share -
 diluted            $1.18     $1.36     $1.10       $4.36       $4.94
                 ========= ========= ========= =========== ===========
Net income per
 common share -
 diluted            $1.19     $1.26     $2.09       $4.51       $5.84
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 basic            148,422   144,459   144,466     147,767     145,109
                 ========= ========= ========= =========== ===========
Weighted average
 common shares
 outstanding -
 diluted          151,513   147,613   147,386     150,303     147,792
                 ========= ========= ========= =========== ===========


(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations. See exhibits 5 and 6 for reconciliation of 'reported earnings'

(2) to 'operating earnings' from continuing operations. Beginning in the quarter ending March 31, 2005, the net change in

(3) the allowance for losses on off-balance sheet commitments was recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.




                               Exhibit 5

            UnionBanCal Corporation and Subsidiaries
       Condensed Consolidated Statements of Income (Unaudited)
                            Reconciliations
                      (Taxable-Equivalent Basis)

Reported Earnings Reconciliation to Operating Earnings from Continuing
                              Operations
----------------------------------------------------------------------

                                         For the Three Months Ended
                                              December 31, 2004
                                        -----------------------------
(Amounts in thousands,                   Reported    Non-   Operating
 except per share data)                            recurring
                                                     Items
----------------------------------------------------------------------

Net Interest Income                     $428,899        $-  $428,899
 Reversal of allowance for
  loan losses                            (16,719)        -   (16,719)
                                        --------- --------- ---------
  Net interest income after reversal of
   allowance for loan losses             445,618         -   445,618
                                        --------- --------- ---------

Noninterest Income
 All other (no adjustments)              212,389         -   212,389
                                        --------- --------- ---------
  Total noninterest income               212,389         -   212,389
                                        --------- --------- ---------

Noninterest Expense
 All other (no adjustments)              388,838         -   388,838
                                        --------- --------- ---------
  Total noninterest expense              388,838         -   388,838
                                        --------- --------- ---------

 Income from continuing operations
  before income taxes                    269,169         -   269,169
 Taxable-equivalent
  adjustment                               1,128         -     1,128
 Income tax expense                       89,944         -    89,944

                                        --------- --------- ---------
Income/Operating Earnings from
 Continuing Operations                  $178,097        $-  $178,097
                                        ========= ========= =========

Income/Operating earnings from
 continuing operations per common share
 - basic                                   $1.20        $-     $1.20
                                        ========= ========= =========
Income/Operating earnings from
 continuing operations per common share
 - diluted                                 $1.18        $-     $1.18
                                        ========= ========= =========
Weighted average common shares
 outstanding - basic                     148,422             148,422
                                        =========           =========
Weighted average common shares
 outstanding - diluted                   151,513             151,513
                                        =========           =========




Reported Income from Continuing
 Operations                             $178,097
                                        ------------------------------

Non-recurring Items

                                        ------------------------------
Operating Earnings from Continuing
 Operations                             $178,097
                                        ==============================


                                     For the Three Months Ended
                                        September 30, 2005
                                   -----------------------------
(Amounts in thousands, except per   Reported    Non-   Operating
 share data)                                  recurring
                                                Items
-----------------------------------------------------------------

Net Interest Income                $465,193        $-  $465,193
  Reversal of allowance for
   loan losses                      (15,000)        -   (15,000)
                                   --------- --------- ---------
   Net interest income after
    reversal of allowance for loan
    losses                          480,193         -   480,193
                                   --------- --------- ---------

Noninterest Income
  All other (no adjustments)        212,188         -   212,188
                                   --------- --------- ---------
   Total noninterest income         212,188         -   212,188
                                   --------- --------- ---------

Noninterest Expense
  All other (no adjustments)        396,696         -   396,696
                                   --------- --------- ---------
   Total noninterest expense        396,696         -   396,696
                                   --------- --------- ---------

  Income from continuing operations
   before income taxes              295,685         -   295,685
  Taxable-equivalent
   adjustment                         1,051         -     1,051
  Income tax expense                 93,388         -    93,388

                                   --------- --------- ---------
Income/Operating Earnings from
 Continuing Operations             $201,246        $-  $201,246
                                   ========= ========= =========

Income/Operating earnings from
 continuing operations per common
 share - basic                        $1.39        $-     $1.39
                                   ========= ========= =========
Income/Operating earnings from
 continuing operations per common
 share - diluted                      $1.36        $-     $1.36
                                   ========= ========= =========
Weighted average common shares
 outstanding - basic                144,459             144,459
                                   =========           =========
Weighted average common shares
 outstanding - diluted              147,613             147,613
                                   =========           =========



Reported Income from Continuing
 Operations                        $201,246
                                   ------------------------------
Non-recurring Items

                                   ------------------------------
Operating Earnings from Continuing
 Operations                        $201,246
                                   ==============================

                                       For the Three Months Ended
                                          December 31, 2005
                                    -----------------------------
(Amounts in thousands, except per    Reported    Non-    Operating
 share data)                                   recurring
                                                 Items
-------------------------------------------------------------------

Net Interest Income                 $481,828        $-  $481,828
 Reversal of allowance for
  loan losses                        (10,000)        -   (10,000)
                                    --------- --------- ---------
  Net interest income after reversal
   of allowance for loan losses      491,828         -   491,828
                                    --------- --------- ---------

Noninterest Income
 All other (no adjustments)          183,420         -   183,420
                                    --------- --------- ---------
  Total noninterest income           183,420         -   183,420
                                    --------- --------- ---------

Noninterest Expense
 All other (no adjustments)          429,198         -   429,198
                                    --------- --------- ---------
  Total noninterest expense          429,198         -   429,198
                                    --------- --------- ---------

 Income from continuing operations
  before income taxes                246,050         -   246,050
 Taxable-equivalent
  adjustment                           1,228         -     1,228
 Income tax expense                   82,657         -    82,657

                                    --------- --------- ---------
Income/Operating Earnings from
 Continuing Operations              $162,165        $-  $162,165
                                    ========= ========= =========

Income/Operating earnings from
 continuing operations per common
 share - basic                         $1.12        $-     $1.12
                                    ========= ========= =========
Income/Operating earnings from
 continuing operations per common
 share - diluted                       $1.10        $-     $1.10
                                    ========= ========= =========
Weighted average common shares
 outstanding - basic                 144,466             144,466
                                    =========           =========
Weighted average common shares
 outstanding - diluted               147,386             147,386
                                    =========           =========


Reported Income from Continuing
 Operations                         $162,165
                                    -----------------------------

Non-recurring Items

                                    -----------------------------
Operating Earnings from Continuing
 Operations                         $162,165
                                    =============================



                               Exhibit 6

               UnionBanCal Corporation and Subsidiaries
       Condensed Consolidated Statements of Income (Unaudited)
                            Reconciliations
                      (Taxable-Equivalent Basis)

Reported Earnings Reconciliation to Operating Earnings from Continuing
                              Operations
----------------------------------------------------------------------

                                       For the Twelve Months Ended
                                            December 31, 2004
                                    ---------------------------------
(Amounts in thousands,                Reported     Non-    Operating
except per share data)                           recurring
                                                   Items
----------------------------------------------------------------------

Net Interest Income                 $1,627,761        $-  $1,627,761
   Reversal of allowance for loan
    losses                             (45,757)        -     (45,757)
                                    ----------- --------- -----------
    Net interest income after
     reversal of allowance for loan
     losses                          1,673,518         -   1,673,518
                                    ----------- --------- -----------

Noninterest Income
   Other (1)(2)                        219,884  (101,535)    118,349
   All other (no adjustments)          692,939         -     692,939
                                    ----------- --------- -----------
    Total noninterest income           912,823  (101,535)    811,288
                                    ----------- --------- -----------

Noninterest Expense
   All other (no adjustments)        1,473,589         -   1,473,589
                                    ----------- --------- -----------
    Total noninterest expense        1,473,589         -   1,473,589
                                    ----------- --------- -----------

   Income from continuing operations
    before income taxes              1,112,752  (101,535)  1,011,217
   Taxable-equivalent adjustment         3,745         -       3,745
   Income tax expense (3)(4)           398,933   (46,867)    352,066

                                    ----------- --------- -----------
Income/Operating Earnings from
 Continuing Operations                $710,074  $(54,668)   $655,406
                                    =========== ========= ===========


Income/Operating earnings from
 continuing operations per common
 share - basic                           $4.81    $(0.37)      $4.44
                                    =========== ========= ===========
Income/Operating earnings from
 continuing operations per common
 share - diluted                         $4.72    $(0.36)      $4.36
                                    =========== ========= ===========
Weighted average common shares
 outstanding - basic                   147,767               147,767
                                    ===========           ===========
Weighted average common shares
 outstanding - diluted                 150,303               150,303
                                    ===========           ===========



Reported Income from Continuing
 Operations                           $710,074
                                    ----------------------------------

Non-recurring Items
(1) Gain on sale of real property
    (2nd quarter 2004)                  (8,535)
(2) Gain on sale of Merchant Card
     Portfolio (2nd quarter 2004)      (93,000)
(3) Tax impact of items listed
     above (1)(2)                       39,024
(4) Adjustment to CA state income tax
     (3rd quarter 2004)                  7,843

                                    ----------------------------------
Operating Earnings from Continuing
 Operations                           $655,406
                                    ==================================


                                        For the Twelve Months Ended
                                             December 31, 2005
                                     ---------------------------------
(Amounts in thousands,                 Reported     Non-    Operating
except per share data)                            recurring
                                                    Items
----------------------------------------------------------------------

Net Interest Income                  $1,843,466        $-  $1,843,466
   Reversal of allowance for loan
    losses                              (50,683)        -     (50,683)
                                     ----------- --------- -----------
    Net interest income after
     reversal of allowance for loan
     losses                           1,894,149         -   1,894,149
                                     ----------- --------- -----------

Noninterest Income
   Other (1)(2)                         145,585         -     145,585
   All other (no adjustments)           659,202         -     659,202
                                     ----------- --------- -----------
    Total noninterest income            804,787         -     804,787
                                     ----------- --------- -----------

Noninterest Expense
   All other (no adjustments)         1,607,246         -   1,607,246
                                     ----------- --------- -----------
    Total noninterest expense         1,607,246         -   1,607,246
                                     ----------- --------- -----------

   Income from continuing operations
    before income taxes               1,091,690         -   1,091,690
   Taxable-equivalent adjustment          4,352         -       4,352
   Income tax expense (3)(4)            356,698         -     356,698

                                     ----------- --------- -----------
Income/Operating Earnings from
 Continuing Operations                 $730,640        $-    $730,640
                                     =========== ========= ===========


Income/Operating earnings from
 continuing operations per common
 share - basic                            $5.04        $-       $5.04
                                     =========== ========= ===========
Income/Operating earnings from
 continuing operations per common
 share - diluted                          $4.94        $-       $4.94
                                     =========== ========= ===========
Weighted average common shares
 outstanding - basic                    145,109               145,109
                                     ===========           ===========
Weighted average common shares
 outstanding - diluted                  147,792               147,792
                                     ===========           ===========



Reported Income from Continuing
 Operations                            $730,640
                                     ---------------------------------

Non-recurring Items
(1) Gain on sale of real property (2nd
     quarter 2004)                            -
(2) Gain on sale of Merchant Card
     Portfolio (2nd quarter 2004)             -
(3) Tax impact of items listed
     above (1)(2)                             -
(4) Adjustment to CA state income tax
     (3rd quarter 2004)                       -

                                     ---------------------------------
Operating Earnings from Continuing
 Operations                            $730,640
                                     =================================




                               Exhibit 7

               UnionBanCal Corporation and Subsidiaries
                      Consolidated Balance Sheet
                              (Unaudited)




                                                     December 31,
                                             -------------------------
(Dollars in thousands)                              2004         2005
-------------------------------------------- ------------ ------------
Assets
Cash and due from banks                       $1,977,422   $2,402,212
Interest bearing deposits in banks               277,482      771,164
Federal funds sold and securities purchased
 under resale agreements                         944,950      796,500
                                             ------------ ------------
           Total cash and cash equivalents     3,199,854    3,969,876
Trading account assets                           235,840      312,655
Securities available for sale:
      Securities pledged as collateral           144,240       96,994
      Held in portfolio                       10,994,981    8,072,286
Loans (net of allowance for loan losses:
 2004, $399,156; 2005, $351,532)              28,710,259   32,744,063
Due from customers on acceptances                 23,841       19,252
Premises and equipment, net                      526,543      536,074
Intangible assets                                 61,737       42,616
Goodwill                                         450,961      454,015
Other assets                                   1,731,355    2,080,321
Assets of discontinued operations to be
 disposed or sold (1)                          2,018,410    1,054,594
                                             ------------ ------------
           Total assets                      $48,098,021  $49,382,746
                                             ============ ============

Liabilities
Domestic deposits:
      Noninterest bearing                    $19,100,128  $19,489,377
      Interest bearing                        19,402,379   19,789,496
Foreign deposits:
      Interest bearing                           216,999      803,366
                                             ------------ ------------
           Total deposits                     38,719,506   40,082,239
Federal funds purchased and securities sold
 under repurchase agreements                     587,249      651,529
Commercial paper                                 824,887      680,027
Other borrowed funds                             172,549      134,485
Acceptances outstanding                           23,841       19,252
Other liabilities                              1,112,743    1,433,222
Medium and long-term debt                        816,113      801,095
Junior subordinated debt payable to
 subsidiary grantor trust                         15,790       15,338
Liabilities of discontinued operations to be
 extinguished or assumed  (1)                  1,533,099    1,005,859
                                             ------------ ------------
           Total liabilities                  43,805,777   44,823,046
                                             ------------ ------------

Commitments and contingencies

Stockholders' Equity
Preferred stock:
      Authorized 5,000,000 shares, no shares
       issued or outstandingat December 31,
       2004 or 2005                                    -            -
Common stock, par value $1 per share in 2004
 and in 2005:
      Authorized 300,000,000 shares, issued
       152,191,818 shares  in 2004 and
       154,469,215 shares in 2005                152,192      154,469
Additional paid-in capital                       881,928      994,956
Treasury stock - 3,831,900 shares in 2004
 and 10,262,143 shares in 2005                  (223,361)    (612,732)
Retained earnings                              3,526,312    4,141,400
Accumulated other comprehensive loss             (44,827)    (118,393)
                                             ------------ ------------
           Total stockholders' equity          4,292,244    4,559,700
                                             ------------ ------------
           Total liabilities and
            stockholders' equity             $48,098,021  $49,382,746
                                             ============ ============

(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All prior periods presented have been restated to reflect the discontinued operations.



                               Exhibit 8

               UnionBanCal Corporation and Subsidiaries
                          Loans (Unaudited)



                                                   Percent Change to
                            Three Months Ended     December 31,  2005
                                                           from
                        -------------------------- ------------------

                       Dec. 31, Sept. 30,  Dec. 31, Dec. 31, Sept. 30,
(Dollars in millions)      2004     2005     2005     2004     2005
----------------------- -------- -------- -------- --------- --------

Loans (period average)
   Commercial,
    financial and
    industrial           $9,676  $11,225  $11,754     21.48%    4.71%
   Construction           1,132    1,299    1,414     24.91%    8.85%
   Mortgage -
    Commercial            5,107    5,589    5,653     10.69%    1.15%
   Mortgage -
    Residential           9,173   10,763   11,143     21.48%    3.53%
   Consumer               2,313    2,478    2,490      7.65%    0.48%
   Lease financing          607      593      576    (5.11%)  (2.87%)
   Loans originated in
    foreign branches        180      228      227     26.11%  (0.44%)
                        -------- -------- --------

    Total loans held to
     maturity           $28,188  $32,175  $33,257     17.98%    3.36%
    Total loans held
     for sale                 2        3        4    100.00%   33.33%
                        -------- -------- --------

        Total loans     $28,190  $32,178  $33,261     17.99%    3.37%
                        ======== ======== ========

Nonperforming assets
 (period end)
   Nonaccrual loans:
    Commercial,
     financial and
     industrial             $59      $25      $50   (15.25%)  100.00%
    Construction              3        -        -  (100.00%)    0.00%
    Mortgage -
     Commercial              26       10        9   (65.38%) (10.00%)
    Lease                    55        -        -  (100.00%)    0.00%
                        -------- -------- --------

      Total nonaccrual
       loans                143       35       59   (58.74%)   68.57%
   Foreclosed assets          7        3        3   (57.14%)    0.00%
                        -------- -------- --------

      Total nonperforming
       assets              $150      $38      $62   (58.67%)   63.16%
                        ======== ======== ========

   Loans 90 days or
    more past due and
    still accruing           $4       $5       $5     25.00%    0.00%
                        ======== ======== ========

Analysis of Allowance
 for Credit Losses (1)

   Beginning balance       $482     $395     $364

   Reversal of
    provision for
    credit losses           (17)     (15)     (10)
   Foreign translation
    adjustment and
    other
     net additions
      (deductions) (2)      (70)       -        -

   Loans charged off:
    Commercial,
     financial and
     industrial             (17)      (9)      (4)
    Consumer                 (2)      (1)      (1)
    Mortgage                  -        -       (1)
    Lease financing           -      (19)       -
                        -------- -------- --------
        Total loans
         charged off        (19)     (29)      (6)
                        -------- -------- --------

   Loans recovered:
    Commercial,
     financial and
     industrial              21       13        3
    Consumer                  1        -        -
    Lease financing           1        -        -
                        -------- -------- --------
        Total loans
         recovered           23       13        3
                        -------- -------- --------
         Net loans
          (charged off)
          recovered           4      (16)      (3)
                        -------- -------- --------


   Ending balance of
    allowance for loan
    losses                 $399     $364     $351
   Allowance for off-
    balance sheet
    commitment losses
    (2)                      83       82       87
                        -------- -------- --------

   Allowance for
    credit losses          $482     $446     $438
                        ======== ======== ========

-----------------------

(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All prior periods presented have been restated to reflect the discontinued operations.

(2) On December 31, 2004, UnionBanCal Corporation transferred the allowance related to off-balance sheet commitments of $83 million from allowance for loan losses to other liabilities. At September 30, 2005 and December 31, 2005, the allowance related to off-balance sheet commitments was $82 million and $87 million, respectively.



                               Exhibit 9

               UnionBanCal Corporation and Subsidiaries
                    Net Interest Income (Unaudited)

                                     For the Three Months Ended
                             -----------------------------------------
                                        December 31, 2004
                             -----------------------------------------
                                                 Interest   Average
                                    Average      Income/    Yield/
(Dollars in thousands)              Balance      Expense    Rate
                                                   (1)      (1)(2)
---------------------------  ------------------- ----------- ------
Assets
Loans: (3)
   Domestic                          $28,009,985    $374,241   5.32%
   Foreign (4)                           180,355       2,157   4.76
Securities - taxable                  11,814,576     104,657   3.54
Securities - tax-exempt                   69,231       1,376   7.95
Interest bearing deposits in banks       327,783       1,471   1.79
Federal funds sold and securities
 purchased under resale agreements       522,166       2,686   2.05
Trading account assets                   279,439       1,050   1.49
                                    ------------ -----------
    Total earning assets              41,203,535     487,638   4.72
                                                 -----------
Allowance for loan losses (5)           (494,614)
Cash and due from banks                2,254,283
Premises and equipment, net              505,089
Other assets                           2,110,111
                                    ------------
    Total assets                     $45,578,404
                                    ============
Liabilities
Domestic deposits:
   Interest bearing                  $12,231,641      22,807   0.74
   Savings and consumer time           4,874,691      12,092   0.99
   Large time                          2,026,050       9,787   1.92
Foreign deposits (4)                     278,870         857   1.22
                                    ------------ -----------
    Total interest bearing deposits   19,411,252      45,543   0.93
                                    ------------ -----------
Federal funds purchased and
 securities sold under repurchase
 agreements                              775,182       3,376   1.73
Net funding allocated from
 (to) discontinued operations (6)        (60,351)       (262)  1.73
Commercial paper                         778,724       3,016   1.54
Other borrowed funds                     126,550       1,267   3.98
Medium and long-term debt                810,665       5,572   2.73
Trust notes                               15,845         227   5.73
                                    ------------ -----------
    Total borrowed funds               2,446,615      13,196   2.15
                                    ------------ -----------
    Total interest bearing
     liabilities                      21,857,867      58,739   1.07
                                                 -----------
Noninterest bearing deposits          18,417,618
Other liabilities (5)                  1,056,075
                                    ------------
    Total liabilities                 41,331,560
Stockholders' Equity
Common equity                          4,246,844
                                    ------------
    Total stockholders' equity         4,246,844
                                    ------------
    Total liabilities and
     stockholders'equity             $45,578,404
                                    ============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                          428,899   4.15%
Less: taxable-equivalent adjustment                    1,128
                                                 -----------
    Net interest income                             $427,771
                                                 ===========

----------------------------------------------------------------------
Average Assets and Liabilities of
 Discontinued Operations for Period
 Ended:                                       December 31, 2004
                                              ------------------

    Assets                                        $1,920,421
    Liabilities                                   $1,860,070
    Net Asset (Liabilities)                       $   60,351

----------------------------------------------------------------------


                                     For the Three Months Ended
                             -----------------------------------------
                                       September 30, 2005
                             -----------------------------------------
                                                 Interest   Average
                                    Average      Income/    Yield/
(Dollars in thousands)              Balance      Expense    Rate
                                                   (1)      (1)(2)
---------------------------  ------------------- ----------- ------
Assets
Loans: (3)
   Domestic                          $31,949,929    $459,280   5.72%
   Foreign (4)                           227,887       2,612   4.55
Securities - taxable                   9,971,085      96,706   3.88
Securities - tax-exempt                   65,800       1,350   8.21
Interest bearing deposits in banks        57,042         303   2.11
Federal funds sold and securities
 purchased under resale agreements       770,116       6,777   3.49
Trading account assets                   329,318       1,115   1.34
                                    ------------ -----------
    Total earning assets              43,371,177     568,143   5.21
                                                 -----------
Allowance for loan losses (5)           (392,651)
Cash and due from banks                2,232,281
Premises and equipment, net              514,156
Other assets                           2,487,066
                                    ------------
    Total assets                     $48,212,029
                                    ============
Liabilities
Domestic deposits:
   Interest bearing                  $13,157,103      44,318   1.34
   Savings and consumer time           4,642,782      15,668   1.34
   Large time                          2,588,559      18,997   2.91
Foreign deposits (4)                     517,298       3,813   2.92
                                    ------------ -----------
    Total interest bearing deposits   20,905,742      82,796   1.57
                                    ------------ -----------
Federal funds purchased and
 securities sold under repurchase
 agreements                              630,272       5,158   3.25
Net funding allocated from
 (to) discontinued operations (6)       (593,732)     (4,864)  3.25
Commercial paper                       1,207,822       9,394   3.09
Other borrowed funds                     173,853       1,707   3.89
Medium and long-term debt                817,602       8,520   4.13
Trust notes                               15,506         239   6.15
                                    ------------ -----------
    Total borrowed funds               2,251,323      20,154   3.55
                                    ------------ -----------
    Total interest bearing
     liabilities                      23,157,065     102,950   1.76
                                                 -----------
Noninterest bearing deposits          19,387,786
Other liabilities (5)                  1,392,056
                                    ------------
    Total liabilities                 43,936,907
Stockholders' Equity
Common equity                          4,275,122
                                    ------------
    Total stockholders' equity         4,275,122
                                    ------------
    Total liabilities and
     stockholders' equity            $48,212,029
                                    ============
Reported Net Interest Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                          465,193   4.27%
Less: taxable-equivalent adjustment                    1,051
                                                 -----------
    Net interest income                             $464,142
                                                 ===========

----------------------------------------------------------------------
Average Assets and Liabilities of
 Discontinued Operations for Period
 Ended:                                      September 30, 2005
                                             ------------------

    Assets                                        $1,978,255
    Liabilities                                   $1,384,523
    Net Asset (Liabilities)                       $  593,732

----------------------------------------------------------------------


                                     For the Three Months Ended
                             -----------------------------------------
                                         December 31, 2005
                             -----------------------------------------
                                                 Interest   Average
                                    Average      Income/    Yield/
(Dollars in thousands)              Balance      Expense    Rate
                                                   (1)      (1)(2)
---------------------------  ------------------- ----------- ------
Assets
Loans: (3)
   Domestic                          $33,034,251    $494,273   5.95%
   Foreign (4)                           226,693       2,773   4.85
Securities - taxable                   9,027,589      94,135   4.17
Securities - tax-exempt                   65,582       1,301   7.93
Interest bearing deposits in banks       157,604       1,244   3.13
Federal funds sold and securities
   purchased under resale agreements     595,208       6,129   4.09
Trading account assets                   344,759       1,422   1.64
                                    ------------ -----------
    Total earning assets              43,451,686     601,277   5.51
                                                 -----------
Allowance for loan losses (5)           (362,676)
Cash and due from banks                2,268,566
Premises and equipment, net              520,586
Other assets                           2,528,325
                                    ------------
    Total assets                     $48,406,487
                                    ============
Liabilities
Domestic deposits:
   Interest bearing                  $13,523,357      57,469   1.69
   Savings and consumer time           4,550,219      17,407   1.52
   Large time                          2,197,863      16,608   3.00
Foreign deposits (4)                     718,324       5,819   3.21
                                    ------------ -----------
    Total interest bearing deposits   20,989,763      97,303   1.84
                                    ------------ -----------
Federal funds purchased and
 securities sold under repurchase
 agreements                              533,068       5,025   3.74
Net funding allocated from
 (to) discontinued operations (6)       (422,508)     (3,983)  3.74
Commercial paper                       1,108,434       9,911   3.55
Other borrowed funds                     121,401       1,260   4.12
Medium and long-term debt                804,346       9,695   4.78
Trust notes                               15,393         238   6.19
                                    ------------ -----------
    Total borrowed funds               2,160,134      22,146   4.07
                                    ------------ -----------
    Total interest bearing
     liabilities                      23,149,897     119,449   2.05
                                                 -----------
Noninterest bearing deposits          19,264,098
Other liabilities (5)                  1,504,096
                                    ------------
    Total liabilities                 43,918,091
Stockholders' Equity
Common equity                          4,488,396
                                    ------------
    Total stockholders' equity         4,488,396
                                    ------------
    Total liabilities and
     stockholders' equity            $48,406,487
                                    ============
Reported Net Interest  Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                          481,828   4.42%
Less: taxable-equivalent adjustment                    1,228
                                                 -----------
    Net interest income                             $480,600
                                                 ===========

----------------------------------------------------------------------
Average Assets and Liabilities of
 Discontinued Operations for Period
 Ended:                                       December 31, 2005
                                              -----------------
    Assets                                        $1,668,335
    Liabilities                                   $1,245,827
    Net Asset (Liabilities)                       $  422,508

----------------------------------------------------------------------

-------------------------------

(1) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(2) Annualized.
(3) Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(4) Foreign loans and deposits are those loans and deposits originated in foreign branches.
(5) The average allowance related to off-balance sheet commitments was included in other liabilities starting in the quarter ended March 31, 2005. Prior periods have not been restated.
(6) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations. Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earnings) on funds allocated from (to) discontinued operations are calculated by taking the net balance of discontinued operations for each quarter and applying an earnings rate or a cost of funds equivalent to the corresponding quarter's fed funds purchased rate.



                              Exhibit 10

               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)

----------------------------------------------------------------------
                                   For the Twelve Months Ended
                                        December 31, 2004
                        ---------------------------------------------
                                              Interest       Average
                           Average            Income/        Yield/
(Dollars in thousands)     Balance           Expense (1)    Rate (1)
----------------------  --------------    ---------------  ----------
Assets
Loans: (2)
 Domestic                 $25,916,631          $1,362,229      5.26  %
 Foreign (3)                  131,221               6,209      4.73
Securities - taxable       11,701,866             422,047      3.61
Securities - tax-
 exempt                        68,399               5,551      8.12
Interest bearing
 deposits in banks            201,716               3,417      1.69
Federal funds sold and
 securities
 purchased under
  resale agreements           719,714               9,189      1.28
Trading account assets        293,560               3,778      1.29
                        --------------    ----------------
  Total earning assets     39,033,107           1,812,420      4.64
                                          ----------------
Allowance for loan
 losses (4)                  (513,165)
Cash and due from
 banks                      2,171,838
Premises and
 equipment, net               507,503
Other assets                1,959,431
                        --------------
  Total assets            $43,158,714
                        ==============
Liabilities
Domestic deposits:
 Interest bearing         $11,712,648              74,006      0.63
 Savings and consumer
  time                      4,405,572              38,374      0.87
 Large time                 2,145,306              32,499      1.51
Foreign deposits (3)          261,102               1,808      0.69
                        --------------    ----------------
  Total interest
   bearing deposits        18,524,628             146,687      0.79
                        --------------    ----------------
Federal funds
 purchased and
 securities
 sold under repurchase
  agreements                  596,997               7,470      1.25
Net funding allocated
 from (to) discontinued
 operations (5)              (108,425)               (816)     0.75
Commercial paper              620,053               6,899      1.11
Other borrowed funds          162,424               4,866      3.00
Medium and long-term
 debt                         807,070              16,773      2.08
Trust notes                    62,480               2,780      4.45
                        --------------    ----------------
  Total borrowed funds      2,140,599              37,972      1.77
                        --------------    ----------------
  Total interest
   bearing liabilities     20,665,227             184,659      0.89
                                          ----------------
Noninterest bearing
 deposits                  17,482,205
Other liabilities (4)         961,080
                        --------------
  Total liabilities        39,108,512
Stockholders' Equity
Common equity               4,050,202
                        --------------
  Total stockholders'
   equity                   4,050,202
                        --------------
  Total liabilities
   and stockholders'
      equity              $43,158,714
                        ==============
Reported Net Interest
 Income/Margin
Net interest
 income/margin
  (taxable-equivalent
   basis)                                       1,627,761      4.17  %
Less: taxable-
 equivalent adjustment                              3,745
                                          ----------------
  Net interest income                          $1,624,016
                                          ================

----------------------------------------------------------------------
Average Assets and Liabilities of
 Discontinued Operations for Period
 Ended:                                     December 31, 2004

  Assets                                       $2,067,591
  Liabilities                                  $1,959,166
  Net Asset
   (Liabilities)                                 $108,425


                                For the Twelve Months Ended
                                     December 31, 2005
                      -----------------------------------------------
                                            Interest         Average
                          Average            Income/          Yield/
(Dollars in thousands)    Balance            Expense (1)    Rate (1)
--------------------------------------    --------------  ------------
Assets
Loans: (2)
 Domestic                 $31,238,894       $1,792,513          5.74 %
 Foreign (3)                  213,712           10,340          4.84
Securities - taxable       10,262,274          392,452          3.82
Securities - tax-
 exempt                        66,178            5,323          8.04
Interest bearing
 deposits in banks            112,247            2,676          2.38
Federal funds sold and
 securities
 purchased under
  resale agreements           610,735           20,535          3.36
Trading account assets        292,648            4,494          1.54
                      ----------------    -------------
  Total earning assets     42,796,688        2,228,333          5.21
                                          -------------
Allowance for loan
 losses (4)                  (389,398)
Cash and due from
 banks                      2,247,905
Premises and
 equipment, net               520,084
Other assets                2,435,539
                      ----------------
  Total assets            $47,610,818
                      ================
Liabilities
Domestic deposits:
 Interest bearing         $12,843,905          159,221          1.24
 Savings and consumer
  time                      4,667,868           60,248          1.29
 Large time                 2,617,185           69,816          2.67
Foreign deposits (3)          503,870           14,066          2.79
                      ----------------    -------------
  Total interest
   bearing deposits        20,632,828          303,351          1.47
                      ----------------    -------------
Federal funds
 purchased and
 securities
 sold under repurchase
  agreements                  898,107           25,854          2.88
Net funding allocated
 from (to) discontinued
 operations (5)              (507,397)         (15,482)         3.05
Commercial paper            1,086,088           31,672          2.92
Other borrowed funds          168,220            6,313          3.75
Medium and long-term
 debt                         807,592           32,206          3.99
Trust notes                    15,562              953          6.12
                      ----------------    -------------
  Total borrowed funds      2,468,172           81,516          3.30
                      ----------------    -------------
  Total interest
   bearing liabilities     23,101,000          384,867          1.67
                                          -------------
Noninterest bearing
 deposits                  18,911,158
Other liabilities (4)       1,318,575
                      ----------------
  Total liabilities        43,330,733
Stockholders' Equity
Common equity               4,280,085
                      ----------------
  Total stockholders'
   equity                   4,280,085
                      ----------------
  Total liabilities
   and stockholders'
      equity              $47,610,818
                      ================
Reported Net Interest
 Income/Margin
Net interest
 income/margin
  (taxable-equivalent
   basis)                                    1,843,466          4.31 %
Less: taxable-
 equivalent adjustment                           4,352
                                          -------------
  Net interest income                       $1,839,114
                                          =============

----------------------------------------------------------------------
Average Assets and Liabilities of
 Discontinued Operations for
 Period Ended:                           December 31, 2005

  Assets                                    $1,897,622
  Liabilities                               $1,390,225
  Net Asset
   (Liabilities)                              $507,397

----------------------------------------------------------------------

(1) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(2) Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(3) Foreign loans and deposits are those loans and deposits originated in foreign branches.

(4) The average allowance related to off-balance sheet commitments was included in other liabilities starting in the quarter ended March 31, 2005. Prior periods have not been restated.

(5) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations. Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earnings) on funds allocated from (to) discontinued operations are calculated by taking the net balance of discontinued operations for each quarter and applying an earnings rate or a cost of funds equivalent to the corresponding quarter's fed funds purchased rate. The year-to-date expense (earnings) amount is the sum of the quarterly amounts.



                              Exhibit 11

               UnionBanCal Corporation and Subsidiaries

      On a Reported Earnings Basis (reference to exhibit 3) (1)
----------------------------------------------------------------------


                    Noninterest Income (Unaudited)

                                                       Percentage
                                                        Change to
                        For the Three Months Ended    December 31,
                                                        2005 From
                       ----------------------------- ----------------

 (Dollars in           Dec. 31, Sept. 30,   Dec.31, Dec. 31, Sept. 30,
  thousands)               2004      2005      2005    2004     2005
 --------------------- --------- --------- --------- ------- --------
 Service charges on
  deposit accounts      $82,233   $84,822   $80,030   (2.68)%  (5.65)%
 Trust and investment
  management fees        41,384    43,500    46,465   12.28     6.82
 Insurance commissions   20,024    17,819    19,739   (1.42)   10.78
 Foreign exchange
  gains, net              7,795     8,849     8,332    6.89    (5.84)
 Merchant banking fees   12,783    11,257     8,261  (35.38)  (26.61)
 Brokerage commissions
  and fees                8,216     5,290     7,171  (12.72)   35.56
 Card processing fees,
  net                     5,246     6,597     6,437   22.70    (2.43)
 Securities losses,
  net                   (13,697)     (320)  (36,750)    nm       nm
 Gain on private
  capital investments,
  net                    18,480     5,692     8,299     nm     45.80
 Other                   29,925    28,682    35,436   18.42    23.55
                       --------- --------- ---------
    Total noninterest
     income            $212,389  $212,188  $183,420  (13.64)% (13.56)%
                       ========= ========= =========



                    Noninterest Expense (Unaudited)

                                                        Percentage
                                                         Change to
                        For the Three Months Ended     December 31,
                                                         2005 From
                       ----------------------------- ----------------

  (Dollars in          Dec. 31, Sept. 30,   Dec.31, Dec. 31, Sept. 30,
   thousands)             2004      2005      2005    2004     2005
  -------------------- --------- --------- --------- ------- --------
  Salaries and other
   compensation        $176,106  $190,293  $191,797    8.91 %   0.79 %
  Employee benefits      40,148    45,831    40,699    1.37   (11.20)
                       --------- --------- ---------
    Salaries and
     employee benefits  216,254   236,124   232,496    7.51    (1.54)
  Net occupancy          34,203    34,336    41,048   20.01    19.55
  Outside services       22,848    28,533    40,942   79.19    43.49
  Equipment              18,482    15,828    18,042   (2.38)   13.99
  Software               14,555    14,378    15,427    5.99     7.30
  Advertising and
   public relations      10,810     9,114    11,145    3.10    22.28
  Communications         10,283    10,808    10,959    6.57     1.40
  Professional
   services              14,961    11,240     9,369  (37.38)  (16.65)
  Data processing         8,112     7,406     7,985   (1.57)    7.82
  Intangible asset
   amortization           5,689     4,985     4,965  (12.73)   (0.40)
  Foreclosed asset
   expense (income)         685    (3,435)      (29)   nm     (99.16)
  Provision for losses
   on off-balance sheet
   commitments (2)            -         -     5,000     nm       nm
  Other                  31,956    27,379    31,849   (0.33)   16.33
                       --------- --------- ---------
    Total noninterest
     expense           $388,838  $396,696  $429,198   10.38 %   8.19 %
                       ========= ========= =========

 nm = not meaningful


(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations.

(2) Beginning in the quarter ending March 31, 2005, the net change in the allowance for losses on off-balance sheet commitments was recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.



                              Exhibit 12


               UnionBanCal Corporation and Subsidiaries

    On an Operating Earnings Basis (reference to exhibit 4) (1)(2)

                    Noninterest Income (Unaudited)

                                                    Percentage Change
                                                            to
                                                    December 31, 2005
                       For the Three Months Ended          From
                      ----------------------------- -----------------
                      December  September December  December September
                         31,       30,       31,       31,      30,
(Dollars in thousands)  2004      2005      2005      2004     2005
--------------------- --------- --------- --------- -------- --------
Service charges on
 deposit accounts      $82,233   $84,822   $80,030   (2.68)%   (5.65)%
Trust and investment
 management fees        41,384    43,500    46,465   12.28      6.82
Insurance commissions   20,024    17,819    19,739   (1.42)    10.78
Foreign exchange
 gains, net              7,795     8,849     8,332    6.89     (5.84)
Merchant banking fees   12,783    11,257     8,261  (35.38)   (26.61)
Brokerage commissions
 and fees                8,216     5,290     7,171  (12.72)    35.56
Card processing fees,
 net                     5,246     6,597     6,437   22.70     (2.43)
Securities losses,
 net                   (13,697)     (320)  (36,750)     nm        nm
Gain on private
 capital investments,
 net                    18,480     5,692     8,299      nm     45.80
Other                   29,925    28,682    35,436   18.42     23.55
                      --------- --------- ---------
   Total noninterest
    income            $212,389  $212,188  $183,420  (13.64)%  (13.56)%
                      ========= ========= =========



                   Noninterest Expense (Unaudited)


                                                    Percentage Change
                                                            to
                                                    December 31, 2005
                       For the Three Months Ended          From
                      ----------------------------- -----------------
                      December  September December  December September
                         31,       30,       31,       31,      30,
(Dollars in thousands)  2004      2005      2005      2004     2005
--------------------- --------- --------- --------- -------- --------
Salaries and other
 compensation         $176,106  $190,293  $191,797    8.91%     0.79%
Employee benefits       40,148    45,831    40,699    1.37    (11.20)
                      --------- --------- ---------
   Salaries and
    employee benefits  216,254   236,124   232,496    7.51     (1.54)
Net occupancy           34,203    34,336    41,048   20.01     19.55
Outside services        22,848    28,533    40,942   79.19     43.49
Equipment               18,482    15,828    18,042   (2.38)    13.99
Software                14,555    14,378    15,427    5.99      7.30
Advertising and
 public relations       10,810     9,114    11,145    3.10     22.28
Communications          10,283    10,808    10,959    6.57      1.40
Professional services   14,961    11,240     9,369  (37.38)   (16.65)
Data processing          8,112     7,406     7,985   (1.57)     7.82
Intangible asset
 amortization            5,689     4,985     4,965  (12.73)    (0.40)
Foreclosed asset
 expense (income)          685    (3,435)      (29)     nm    (99.16)
Provision for losses
 on off-balance sheet
 commitments (3)             -         -     5,000      nm        nm
Other                   31,956    27,379    31,849   (0.33)    16.33
                      --------- --------- ---------
   Total noninterest
    expense           $388,838  $396,696  $429,198   10.38%     8.19%
                      ========= ========= =========

-------------------------------------
nm = not meaningful

(1) See exhibit 5 for reconciliation of 'reported earnings' to 'operating earnings'.

(2) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations.

(3) Beginning in the quarter ending March 31, 2005, the net change in the allowance for losses on off-balance sheet commitments was recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.


                              Exhibit 13


               UnionBanCal Corporation and Subsidiaries

       On a Reported Earnings Basis (reference to exhibit 3)(1)
       --------------------------------------------------------

                    Noninterest Income (Unaudited)

                                                            Percentage
                                                             Change to
                                      For the Twelve Months   Dec. 31,
                                              Ended          2005 From
                                       --------------------  --------
                                       Dec. 31,    Dec. 31,  Dec. 31,
 (Dollars in thousands)                  2004        2005      2004
 ----------------------------------    --------    --------  --------
 Service charges on deposit accounts    $335,207   $323,865    (3.38)%
 Trust and investment management fees    153,083    173,518    13.35
 Insurance commissions                    77,874     78,915     1.34
 Merchant banking fees                    39,646     43,898    10.72
 Foreign exchange gains, net              32,004     33,902     5.93
 Brokerage commissions and fees           33,063     30,038    (9.15)
 Card processing fees, net                34,147     25,105   (26.48)
 Securities losses, net                  (12,085)   (50,039)    nm
 Gain on sale of merchant card
  portfolio                               93,000          -     nm
 Gain on private capital investments,
  net                                     26,278     27,187     3.46
 Other                                   100,606    118,398    17.68
                                      ----------- ----------
    Total noninterest income            $912,823   $804,787   (11.84)%
                                      =========== ==========




                            Noninterest Expense (Unaudited)

                                                            Percentage
                                                             Change to
                                      For the Twelve Months   Dec. 31,
                                              Ended          2005 From
                                       --------------------  --------
                                       Dec. 31,    Dec. 31,  Dec. 31,
 (Dollars in thousands)                  2004        2005      2004
 ----------------------------------    --------    --------  --------
 Salaries and other compensation        $685,753    $748,046    9.08 %
 Employee benefits                       162,964     186,308   14.32
                                      ----------- -----------
    Salaries and employee benefits       848,717     934,354   10.09
 Net occupancy                           127,720     141,299   10.63
 Outside services                         74,978     117,190   56.30
 Equipment                                67,839      68,206    0.54
 Software                                 51,877      58,511   12.79
 Professional services                    48,371      45,500   (5.94)
 Communications                           42,011      41,909   (0.24)
 Advertising and public relations         37,965      36,803   (3.06)
 Data processing                          32,528      32,687    0.49
 Intangible asset amortization            19,471      19,921    2.31
 Foreclosed asset expense (income)         1,211      (5,635)    nm
 Provision for losses on off-balance
  sheet commitments (2)                        -       4,000     nm
 Other                                   120,901     112,501   (6.95)
                                      ----------- -----------
    Total noninterest expense         $1,473,589  $1,607,246    9.07 %
                                      =========== ===========
 --------------------
  nm = not meaningful

(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect the discontinued operations.

(2) Beginning in the quarter ending March 31, 2005, the net change in the allowance for losses on off- balance sheet commitments was recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.




                              Exhibit 14

               UnionBanCal Corporation and Subsidiaries

    On an Operating Earnings Basis (reference to exhibit 4)(1)(2)
    -------------------------------------------------------------

                    Noninterest Income (Unaudited)

                                                            Percentage
                                                             Change to
                                      For the Twelve Months   Dec. 31,
                                              Ended          2005 From
                                       --------------------  --------
                                       Dec. 31,    Dec. 31,  Dec. 31,
 (Dollars in thousands)                  2004        2005      2004
 ----------------------------------    --------    --------  --------
 Service charges on deposit accounts   $335,207   $323,865    (3.38)%
 Trust and investment management fees   153,083    173,518    13.35
 Insurance commissions                   77,874     78,915     1.34
 Merchant banking fees                   39,646     43,898    10.72
 Foreign exchange gains, net             32,004     33,902     5.93
 Brokerage commissions and fees          33,063     30,038    (9.15)
 Card processing fees, net               34,147     25,105   (26.48)
 Securities losses, net                 (12,085)   (50,039)    nm
 Gain on private capital investments,
  net                                    26,278     27,187     3.46
 Other                                   92,071    118,398    28.59
                                     ----------- ----------
    Total noninterest income           $811,288   $804,787    (0.80)%
                                     =========== ==========




                    Noninterest Expense (Unaudited)

                                                            Percentage
                                                             Change to
                                      For the Twelve Months   Dec. 31,
                                              Ended          2005 From
                                       --------------------  --------
                                       Dec. 31,    Dec. 31,  Dec. 31,
 (Dollars in thousands)                  2004        2005      2004
 ----------------------------------    --------    --------  --------
  Salaries and other compensation        $685,753    $748,046   9.08 %
  Employee benefits                       162,964     186,308  14.32
                                       ----------- -----------
    Salaries and employee benefits        848,717     934,354  10.09
  Net occupancy                           127,720     141,299  10.63
  Outside services                         74,978     117,190  56.30
  Equipment                                67,839      68,206   0.54
  Software                                 51,877      58,511  12.79
  Professional services                    48,371      45,500  (5.94)
  Communications                           42,011      41,909  (0.24)
  Advertising and public relations         37,965      36,803  (3.06)
  Data processing                          32,528      32,687   0.49
  Intangible asset amortization            19,471      19,921   2.31
  Foreclosed asset expense (income)         1,211      (5,635)   nm
  Provision for losses on off-balance
   sheet commitments (3)                        -       4,000    nm
  Other                                   120,901     112,501  (6.95)
                                       ----------- -----------
    Total noninterest expense          $1,473,589  $1,607,246   9.07 %
                                       =========== ===========

  ------------------------------------
   nm = not meaningful


(1) See exhibit 6 for reconciliation of 'reported earnings' to 'operating earnings'.

(2) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its correspondent international banking business. All periods presented have been restated to reflect the discontinued operations.

(3) Beginning in the quarter ending March 31, 2005, the net change in the allowance for losses on off-balance sheet commitments was recognized separately from the change in the allowance for loan losses. Prior periods have not been restated.

    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)